EXHIBIT 99.1

FOR IMMEDIATE RELEASE

From:           RB Asset, Inc.
                River Bank America
                645 Fifth Avenue, 8th Floor
                New York, New York 1022

                For Further Information contact:

                Peter Rosenthal
                Rubenstein Associates, Inc.
                Tel: (212) 843-8030

--------------------------------------------------------------------------------


NEW YORK, New York, May 21, 1998 -- River Bank America announced today that it had set May 22, 1998 as the record date for the distribution to its stockholders of the book entry shares of capital stock of its wholly-owned subsidiary, River Distribution Sub, Inc., that will be converted into shares of its successor Delaware corporation to be named RB Asset, Inc., as more fully described in the River Bank America's proxy statement/prospectus, dated March 27, 1998. On May 26, 1998, River Bank America will distribute stock certificates representing shares of capital stock of RB Asset, Inc. to be paid to River Bank America stockholders as of the close of business on the record date.

      River Bank America also announced that, as of the close of business on May 22, 1998, the stock transfer records of River Bank will be closed.